SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS
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COUNTRY                      SUBCUSTODIAN

Argentina                    Citibank, N.A.
Australia                    National Australia Bank Limited
Austria                      Bank Austria Creditanstalt AG
Bahrain                      HSBC Bank Middle East
Bangladesh                   Standard Chartered Bank PLC
Belgium                      Banque Bruxelles Lambert
Benin                        Societe Generale de Banques en Cote d'lvoire
Bermuda                      Bank of Bermuda Limited
Bolivia                      Citibank, N.A.
Botswana                     Barclays Bank of Botswana Ltd.
Brazil                       BankBoston, N.A.
Bulgaria                     ING Bank N.V.
Burkina Faso                 Societe Generale de Banques en Cote d'lvoire
Canada                       Royal Bank of Canada
Chile                        BankBoston, N.A.
China                        The Standard Chartered Bank
Colombia                     Cititrust Colombia S.A.
Costa Rica                   Banco BCT
Croatia                      Privredna Banka Zabreb d.d.
Cyprus                       Bank of Cyprus Ltd.
Czech Republic               Ceskoslovenska Obchodni Banka A.S.
Denmark                      Danske Bank
Ecuador                      Citibank, N.A.
Egypt                        Citibank, N.A.
Estonia                      Hansabank, Ltd.
Euromarket                   Clearstream Banking Luxembourg
Euromarket                   Euroclear Bank
Finland                      Nordea Bank Finland plc
France                       BNP Paribas Securities Services/Credit Agricole Indosuez
Germany                      Dresdner Bank AG
Ghana                        Barclays Bank of Ghana Ltd.
Greece                       BNP Paribas Securities Services
Guinea Bissau                Societe Generale de Banques en Cote d'lvoire
Hong Kong                    The Hongkong and Shanghai Banking Corporation Limited
Hungary                      HVB Bank Hungary Rt.
Iceland                      Landsbanki Islands
India                        The Hongkong and Shanghai Banking Corporation Limited
Indonesia                    The Hongkong and Shanghai Banking Corporation Limited
Ireland                      AIB/BNY Trust Company Limited
Israel                       Bank Leumi Le-Israel B.M.
Italy                        IntesaBCI S.p.A./BNP Paribas Securities Services
Ivory Coast                  Societe Generale de Banques en Cote d'lvoire - Abidjian
Jamaica                      CIBC Trust & Merchant Bank Jamaica Ltd.
Japan                        The Bank of Tokyo-Mitsubishi Limited/
                             Mizuho Corporate Bank, Limited
Jordan                       HSBC Bank Middle East
Kazakhstan                   ABN/AMRO
Kenya                        Barclays Bank of Kenya Limited
Latvia                       Hansabanka Limited
Lebanon                      HSBC Bank Middle East
Lithuania                    Vilniaus Bankas
Luxembourg                   Banque et Caisse d'Epargne de L'Etat Luxembourg
Malaysia                     HongKong Bank Malaysia Berhad
Mali                         Societe Generale de Banques en Cote d'lvoire
Malta                        HSBC Bank Malta p.l.c.
Mauritius                    Hongkong and Shanghai Banking Corp.
Mexico                       Banco Nacional de Mexico
Morocco                      Banque Commerciale du Maroc
Namibia                      Stanbic Bank Namibia Limited
NASDAQ Europe                Banque Bruxelles Lambert
Netherlands                  Fortis Bank (Nederland) N.V.
New Zealand                  National Australia Bank Ltd.
Niger                        Societe Generale de Banques en Cote d'lvoire
Nigeria                      Stanbic Bank Nigeria Limited
Norway                       Den norske Bank ASA
Oman                         HSBC Bank Middle East
Pakistan                     Standard Chartered Bank
Palestinian Autonomous Area  HSBC Bank Middle East, Ramallah
Panama                       BankBoston, N.A.
Peru                         Citibank, N.A.
Philippines                  The Hongkong and Shanghai Banking Corporation, Limited
Poland                       Bank Handlowy w Warszawie S.A.
Portugal                     Banco Comercial Portugues, S.A.
Qatar                        HSBC Bank Middle East, Doha
Romania                      ING Bank Bucharest
Russia                       Credit Suisse First Boston AO/
                             Vneshtorgbanke (MinFin Bonds only)
Senegal                      Societe Generale de Banques en Cote d'lvoire
Singapore                    United Overseas Bank Limited/
                             Development Bank of Singapore Ltd.
Slovak Republic              Ceskoslovenska Obchodni Banka, A.S. Bratislava
Slovenia                     Bank Austria Creditanstalt d.d. Ljubljana
South Africa                 Standard Corporate and Merchant Bank
South Korea                  Standard Chartered Bank
Spain                        Banco Bilbao Vizcaya Argentaria SA /
                             Banco Santander Central Hispano
Sri Lanka                    Standard Chartered Bank
Swaziland                    Standard Bank Swaziland Limited
Sweden                       Skandinaviska Enskilda Banken
Switzerland                  Credit Suisse First Boston
Taiwan                       The Hongkong and Shanghai Banking Corporation, Limited
Thailand                     Standard Chartered Bank/Bangkok Bank Public Company Ltd.
Togo                         Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago            Republic Bank Limited
Tunisia                      Banque Internationale Arabe de Tunisie
Turkey                       Turkye Garanti Bankasi A.S. (Garanti Bank)
U.A.E.                       HSBC Bank Middle East, Dubai
Ukraine                      ING Bank
United Kingdom               The Bank of New York/The Depository & Clearing Centre
United States                The Bank of New York
Uruguay                      BankBoston, N.A.
Venezuela                    Citibank, N.A.
Vietnam                      The Hongkong and Shanghai Banking Corporation, Limited
Zambia                       Barclays Bank of Zambia Limited
Zimbabwe                     Barclays Bank of Zimbabwe Limited

                                                                  revised 11/22/03
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